Exhibit 99.1

                          Abraxas Petroleum Corporation
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                 P.O. Box 701007, San Antonio, Texas 78270-1007
                Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                 Abraxas Reports Third Quarter 2005 Results with
         47% Revenue and 17% Production Growth over Second Quarter 2005

SAN  ANTONIO  (Nov.  7,  2005)  -  Abraxas  Petroleum  Corporation   ("Abraxas")
(AMEX:ABP) today reported financial and operating results for the quarter and nine months ended September 30, 2005 and provided an operational update.

Production of 1.6 Bcfe for the quarter generated:

          o    Revenue of $14.2 million;
          o    EBITDA (a) of $10.0 million;
          o    Cash flow (a) of $6.3 million; and
          o Net income of $3.8 million or $0.09 per share from continuing operations, excluding non-cash stock-based compensation expense.
          (a)  See reconciliation of non-GAAP financial measures below

This compares to a net loss from continuing operations, excluding non-cash stock-based compensation expense, of $1.6 million or $0.04 per share for the same quarter of 2004. Continuing operations represent financial and operating results from operations in the U.S. only as all of Grey Wolf Exploration Inc.'s ("Grey Wolf") historical performance and results from the sale of Grey Wolf shares owned by Abraxas in its initial public offering that closed on February 28, 2005, are treated as discontinued operations.

As a result of the elimination of our capital expenditure limitations (due to previous debt covenant restrictions), a significant item related to third quarter 2005 results included capital expenditures of $11.2 million compared to $1.3 million in the third quarter of 2004. These capital expenditures enabled sequential quarterly production to increase 17% and together with realized natural gas and crude oil prices of $8.15 per Mcf and $60.24 per barrel, contributed to a 47% increase in revenue from second quarter of 2005.

During the third quarter, a non-cash expense of $7.1 million, related to stock-based compensation, significantly impacted our net earnings. The non-cash stock-based compensation expense captured the 187% appreciation in Abraxas' stock price from June 30, 2005 to September 30, 2005, as it relates solely to options granted to employees, which were previously re-priced in 2003. Including non-cash stock-based compensation expense, Abraxas' reported net loss for the quarter of $3.3 million or $0.08 per share from continuing operations. This compares to a net loss from continuing operations of $3.0 million or $0.08 per share for the same quarter of 2004, which included $1.4 million of non-cash stock-based compensation expense.

In Brooks Draw, Wyoming, completion operations are currently underway on all four wells drilled during the quarter. In the Oates SW Field of West Texas, the initial Wolfcamp re-entry, La Escalera #2, is still recovering fluid after the fracture stimulation while re-entry operations on the initial Woodford test, Hudgins 11-1, are steadily progressing below 10,000'.

"Increasing production through the quarter is largely attributable to the Oates SW Devonian horizontal well that came on-line during the quarter at 5.2 MMcfepd and the impact of a full quarter of production from the horizontal Edwards wells drilled in South Texas earlier in the year. We expect production growth to continue through the fourth quarter of 2005 and into 2006 as the Wyoming and West Texas wells are brought on-line. To date, the completions in Wyoming have gone well and we look forward to definitive results once multiple zones in each well are perforated and fracture stimulated. The Wolfcamp re-entry has taken longer than anticipated; however, we consistently have gas returns with the unloading fluid," commented Bob Watson, Abraxas' President and CEO.

Watson added with regard to the non-cash stock-based compensation expense, "While our shareholders experienced a 187% increase in share price from the end of the second quarter to the end of the third quarter, this appreciation, unfortunately, due to accounting rules for re-priced options, rendered a $7.1 million expense for Abraxas. This expense is non-cash and has no impact on our daily operations or our cash flow".

Abraxas invites you to participate in a conference call on Monday, November 7th, at 2:00 p.m. CT to discuss the contents of this release and respond to questions. Please dial 1.866.800.8652, passcode 96786064, 10 minutes before the scheduled start time, if you would like to participate in the call. There will be a replay of the conference call available by dialing 1.888.286.8010, passcode 38394833, beginning approximately 4:00 p.m. CT, November 7th, through November 21st. A transcript of the call will also be available on the Company's website, www.abraxaspetroleum.com, at the Event Calendar.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas' future natural gas and crude oil production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com


                           ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)

                                                           Three Months Ended                   Nine Months Ended
(In thousands except per share data)                         September 30,                        September 30,
                                                   -----------------------------------    ------------------------------
                                                         2005                2004              2005             2004
                                                   ----------------    ---------------    --------------  --------------
Financial Results:
-----------------------------------------------
Revenues                                              $     14,164         $    8,237       $    31,613     $    24,701
EBITDA (a)                                                  10,028              4,956            20,249          13,784
Cash Flow (Before Working Capital
 Changes) (a)                                                6,336              3,702            10,053           7,953
Net Income (Loss) from continuing operations,
    excluding non-cash stock based
    compensation expense                                     3,799             (1,608)            2,868          (8,059)
Net Income (Loss) from continuing operations                (3,254)            (2,982)           (4,463)         (9,181)
Income (Loss) Per Share from continuing
    operations - Basic                                      $(0.08)            $(0.08)           $(0.12)         $(0.25)
Weighted Average Shares Outstanding                           41.0               36.3              38.5            36.2

Production Per Day:
-----------------------------------------------
Crude Oil (Bbl/d)                                              487                586               532             604
NGL (Bbl/d)                                                      -                 23                 -              24
Natural Gas (Mcf/d)                                         14,848             11,772            12,554          12,342
Mcfe/d                                                      17,769             15,430            15,745          16,116

Realized Prices (net of hedge impact):
-----------------------------------------------
Crude Oil ($/Bbl)                                     $      60.24         $    42.43       $     51.95     $     37.91
NGL ($/Bbl)                                                      -              27.55                 -           24.71
Natural Gas ($/Mcf) (b)                                       8.15               5.24              6.75            5.24
Price per Mcfe                                                8.46               5.65              7.14            5.47

Expenses:
-----------------------------------------------
Lease Operating ($/Mcfe)                              $       1.84         $     1.49       $      1.82     $      1.52
General & Administrative ($/Mcfe)                             0.58               0.70              0.70            0.85
Interest ($/Mcfe)                                             2.26               3.02              2.38            3.04
D/D/A ($/Mcfe)                                                1.29               1.23              1.31            1.22
-----------------------------------------------

     (a) See reconciliation of non-GAAP financial measures below

     (b) Includes deductions of $0.04 per Mcf in Q3 2005, $0.04 per Mcf in Q3 2004, $0.17 per Mcf in 1st 3 quarters 2005 and $0.06 per Mcf in 1st 3 quarters 2004 related to commodity hedges (including non-cash hedge accounting impact) Note: The above results exclude impact from Grey Wolf Exploration Inc.

                               BALANCE SHEET DATA

       (In thousands)                                   September 30, 2005           December 31, 2004
                                                     -------------------------    ------------------------

       Cash                                                             $763                      $1,284
       Working Capital (Deficit) (c)                                  (4,138)                     (3,857)
       Plant/Property/Equipment, Net                                 101,058                      78,077
       Total Assets                                                  120,382                     152,685

       Long-Term Debt                                                129,842                     126,425
       Shareholders Equity (Deficit)                                 (27,185)                    (53,464)
       Common Shares Outstanding (Millions)                             42.0                        36.5
     (c) Continuing operations only


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



                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(In thousands except per share data)                         Three Months Ended                  Nine Months Ended
                                                                September 30,                      September 30,
                                                     ------------------------------------ --------------------------------
                                                            2005              2004              2005            2004
                                                     ------------------- ---------------- ----------------- --------------

Revenues:
   Oil and gas production revenues ................             $13,829           $8,018           $30,690        $24,174
   Rig revenues ...................................                 330              214               909            518
   Other  .........................................                   5                5                14              9
                                                     ------------------- ---------------- ----------------- --------------
                                                                 14,164            8,237            31,613         24,701
Operating costs and expenses:
   Lease operating and production taxes ...........               3,007            2,109             7,807          6,716
   Depreciation, depletion, and amortization ......               2,107            1,744             5,622          5,402
   Rig operations .................................                 176              174               560            442
   General and administrative .....................                 953              998             2,997          3,759
   Stock-based compensation........................               7,053            1,375             7,330          1,122
                                                     ------------------- ---------------- ----------------- --------------
                                                                 13,296            6,400            24,316         17,441
                                                     ------------------- ---------------- ----------------- --------------
Operating income ..................................                 868            1,837             7,297          7,260

Other (income) expense:
   Interest income ................................                (11)              (2)              (12)            (7)
   Interest expense ...............................               3,700            4,285            10,241         13,416
   Amortization of deferred financing fees ........                 403              468             1,257          1,380
   Financing costs ................................                   -               68                 -          1,641
   Other ..........................................                  30                -               274             11
                                                     ------------------- ---------------- ----------------- --------------
                                                                  4,122            4,819            11,760         16,441
                                                     ------------------- ---------------- ----------------- --------------
Earnings (loss) from continuing operations ........             (3,254)          (2,982)           (4,463)        (9,181)

Net income from discontinued operations (net of
   $6,060 income tax expense in 2005)..............                   -            1,339            10,704          2,353
                                                     ------------------- ---------------- ----------------- --------------
Net income (loss)...............................               $(3,254)         $(1,643)            $6,241       $(6,828)
                                                     =================== ================ ================= ==============

Basic earnings (loss) per common share:
   Net earnings (loss) from continuing                          $(0.08)          $(0.08)           $(0.12)        $(0.25)
   operations...................................
    Discontinued operations ....................                     -             0.04              0.28           0.07
                                                     ------------------- ---------------- ----------------- --------------
Net income (loss) per common share - basic .....                $(0.08)          $(0.04)             $0.16        $(0.18)
                                                     =================== ================ ================= ==============

Diluted earnings (loss) per common share:
   Net earnings (loss) from continuing                          $(0.08)          $(0.08)           $(0.12)        $(0.25)
   operations...................................
    Discontinued operations ....................                     -             0.04              0.28           0.07
                                                     ------------------- ---------------- ----------------- --------------
Net income (loss) per common share  - diluted...               $ (0.08)          $(0.04)             $0.16        $(0.18)
                                                     =================== ================ ================= ==============


                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income (loss) is utilized as the starting point for these reconciliations.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

(In thousands)                                    Three Months Ended                  Nine Months Ended
                                                     September 30,                      September 30,
                                           ----------------------------------    ----------------------------
                                                2005               2004              2005            2004
                                           ----------------    --------------    -------------    -----------

Operating income (loss)                               $868            $1,837           $7,297         $7,260
Depletion, depreciation and amortization
                                                     2,107             1,744            5,622          5,402
Non-cash stock based compensation
     expense                                         7,053             1,375            7,330          1,122
Financing costs                                          -              (68)                -        (1,641)
Cash portion of other expense                         (30)                 -             (39)              -
Cash interest                                      (3,662)           (1,186)         (10,157)        (4,190)
-------------------------------------------------------------------------------------------------------------
Cash Flow                                           $6,336            $3,702          $10,053         $7,953
-------------------------------------------------------------------------------------------------------------


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).


(In thousands)                                    Three Months Ended                  Nine Months Ended
                                                     September 30,                      September 30,
                                           ----------------------------------    ----------------------------
                                                 2005               2004             2005            2004
                                           -----------------    -------------    -------------    -----------

Operating income (loss)                                $868           $1,837           $7,297         $7,260
Depletion, depreciation and amortization
                                                      2,107            1,744            5,622          5,402
Non-cash stock based compensation
     expense                                          7,053            1,375            7,330          1,122
-------------------------------------------------------------------------------------------------------------
EBITDA                                              $10,028           $4,956          $20,249        $13,784
-------------------------------------------------------------------------------------------------------------



     Note: The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.